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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Phathom Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Phathom Pharmaceuticals, Inc. The annual meeting will be held on June 3, 2025 at 11:30 a.m., Eastern Time. We will hold our annual meeting solely online via the Internet through a live webcast. We have opted to use a virtual format for ease of stockholder access and participation. Using online stockholder tools, stockholders may vote and submit questions online during the meeting by following the instructions in the accompanying materials. The matters to be considered by stockholders at the annual meeting are also described in the accompanying materials.

It is important that you be represented at the annual meeting regardless of the number of shares you own. Whether or not you plan to attend the meeting online, we urge you to vote as soon as possible. You may vote by marking, signing and dating your proxy card and returning it in the envelope provided. Alternatively, you may vote over the Internet or by telephone. Voting over the Internet, by telephone or by written proxy will not prevent you from voting by attending online but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the proxy card regarding each of these voting options.

Your continued support of and interest in Phathom Pharmaceuticals, Inc. are sincerely appreciated.

Sincerely,

Steven Basta
President, Chief Executive Officer and Director

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100 Campus Drive, Suite 102

Florham Park, NJ 07932

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

DATE & TIME:	June 3, 2025 at 11:30 a.m., Eastern Time.
PLACE:

This year’s Annual Meeting will be a virtual meeting, which will be conducted only via live webcast. Stockholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PHAT2025. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.

ITEMS OF BUSINESS:

(1) To elect two directors to serve as Class III directors for a three-year term to expire at the 2028 annual meeting of stockholders; (2) To ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (3) To approve the compensation of the named executive officers on a non-binding advisory basis (“say-on-pay”); (4) To approve a proposal for the frequency of future non-binding advisory votes on the compensation of the named executive officers (“say-on-frequency”); and (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	You are entitled to vote at the annual meeting or any adjournment of that meeting only if you were a stockholder at the close of business on April 7, 2025.
VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the proxy card.

STOCKHOLDER LIST:

A list of such stockholders will be available for inspection by any stockholder during the period from two business days after the date hereof through the Annual Meeting at http://www.virtualshareholdermeeting.com/PHAT2025.

BY ORDER OF THE BOARD OF DIRECTORS,

Steven Basta
President, Chief Executive Officer and Director

Florham Park, New Jersey

April 23, 2025

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

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TABLE OF CONTENTS

Page

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PROPOSAL 1: ELECTION OF DIRECTORS	7

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21

PROPOSAL 3: TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY” )	23

PROPOSAL 4: TO APPROVE A PROPOSAL FOR THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY”)	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

EXECUTIVE COMPENSATION AND OTHER INFORMATION	29

DELINQUENT SECTION 16(A) REPORTS	43

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	44

STOCKHOLDER PROPOSALS	45

ANNUAL REPORT	46

STOCKHOLDERS SHARING THE SAME ADDRESS	46

OTHER MATTERS	47

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100 Campus Drive, Suite 102

Florham Park, NJ 07932

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 3, 2025

The board of directors of Phathom Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders, including at any adjournments or postponements of the meeting, to be held virtually at www.virtualshareholdermeeting.com/PHAT2025, on June 3, 2025 at 11:30 a.m., Eastern Time.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 3, 2025:

This proxy statement and our Annual Report on Form 10-K are available electronically at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2025 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone or by completing, signing and returning the enclosed proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

We intend to mail the Notice of Internet Availability of Proxy Materials on or before April 23, 2025, to all stockholders of record entitled to vote at the annual meeting. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Why are you holding a virtual meeting instead of a physical meeting?

We have held a virtual meeting for several years in order to provide expanded access, improved communication and cost savings for our company and our stockholders. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting because our stockholders can participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across most Internet browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.

Only stockholders of record at the close of business on the record date for the 2025 annual meeting, April 7, 2025, are entitled to vote at the annual meeting. At the close of business on this record date, there were 69,648,287 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote your shares by proxy via the Internet by visiting www.proxyvote.com, by telephone or by mail. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). Whether or not you plan to participate in the virtual annual meeting, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the virtual annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting, but you will need the 16-digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent.

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class III directors for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Proposal 3: To approve the compensation of the named executive officers on a non-binding advisory basis (“say-on-pay”).

Proposal 4: To approve a proposal for the frequency of future non-binding advisory votes on the compensation of the named executive officers (“say-on-frequency”).

How many votes do I have?

Each share of our common stock that you own as of April 7, 2025, entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting. With respect to the say-on-pay non-binding advisory vote on the compensation of the named executive officers, you may vote “For” or “Against” or “Abstain” from voting. With respect to the non-binding advisory say-on-frequency vote on whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years, you may vote for “One Year,” “Two Years” or “Three Years” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy prior to the virtual annual meeting to ensure that your vote is counted.

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Via the Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2025.
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By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (800) 690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and use the 16-digit control number shown on your Notice of Internet Availability or your proxy card (if applicable). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 2, 2025.
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By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
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At the Virtual Annual Meeting: You may still attend the virtual annual meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting visit www.virtualshareholdermeeting.com/PHAT2025 on the day of the meeting; you will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

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By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
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By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
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At the Virtual Annual Meeting: To vote at the virtual annual meeting, visit www.virtualshareholdermeeting.com/PHAT2025 on the day of the meeting; you will need the 16-digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent. If you do not have a 16-digit control number, you will be able to join the virtual annual meeting as a “guest,” but will not be able to vote or ask questions at the meeting.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

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you may send in another signed proxy with a later date,
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you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted), or
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you may notify our corporate secretary, at 100 Campus Drive, Suite 102, Florham Park, New Jersey 07932, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person (virtually) or by proxy, of holders representing a majority of our outstanding common stock as of April 7, 2025, or approximately 34,824,144 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Proposal 3: To approve the compensation of the named executive officers on a non-binding advisory basis ("say-on-pay"). The approval of the compensation of the named executive officers must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Proposal 4: To approve on the proposal for the frequency of future non-binding advisory votes on the compensation of the named executive officers (“say-on-frequency”). The alternative which receives the most votes (among votes properly cast in person or by proxy) will be the stockholders’ recommendation, on an advisory basis, of the frequency of the non-binding stockholder vote on the compensation of the named executive officers.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?

Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, whether our stockholders have approved the compensation of the named executive officers on a non-binding advisory basis or which alternative shall be considered the stockholders’ recommendation on the advisory vote on the frequency of the stockholder vote on the compensation of the of the named executive officers. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. The election of directors, the vote to approve the compensation of the named executive officers on a non-binding, advisory basis and the advisory vote regarding the frequency of future stockholder votes to approve the compensation of the named executive officers are considered non-routine matters and therefore broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

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“For” each of the nominees for election as director;
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“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
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“For” the approval of the compensation of the named executive officers on a non-binding advisory basis; and
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“One year” regarding the frequency of the stockholder vote to approve the compensation of the named executive officers on a non-binding advisory basis.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 that we filed with the SEC on March 6, 2025, or the 2024 Form 10-K, we will send you one without charge. Please write to:

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors & Media—Financials & Filings—SEC Filings” section of our website at www.phathompharma.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. The composition of our board of directors is as follows: Class I consists of Steven Basta, Theodore R. Schroeder and Mark Stenhouse; Class II consists of Michael F. Cola, Frank Karbe and Asit Parikh, M.D., Ph.D.; and Class III consists of Heidi Kunz, David Socks and James Topper, M.D., Ph.D.

At this meeting, two nominees for director are to be elected as Class III directors for a three-year term expiring at our 2028 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Heidi Kunz and James Topper, M.D., Ph.D. The Class I directors have one year remaining on their terms of office and the Class II directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Ms. Kunz and Dr. Topper, or if any of Ms. Kunz or Dr. Topper is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Ms. Kunz, Mr. Socks and Dr. Topper are each currently a member of our board of directors.

In connection with this year’s annual meeting, and in light of the addition of Mr. Schroeder in April 2025 as an independent director, and Mr. Socks’ ongoing commitments, the board of directors has not re-nominated Mr. Socks. Mr. Socks will continue to serve as a director until his term expires at the annual meeting. Our board of directors has elected to reduce the size of the board from nine to eight directors, effective as of the date of the annual meeting. We thank Mr. Socks for his service to the company as a co-founder, executive, strategic advisor and as a member of our board of directors for many years.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Members of the Board with a

Term Expiring at the 2025 Annual Meeting of Stockholders and

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2028 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Heidi Kunz	70	Director
David Socks (1)	50	Director
James Topper, M.D., Ph.D.	63	Director

(1) Mr. Socks will not stand for re-election at the annual meeting.

Heidi Kunz has served as a member of our board of directors since September 2019. Ms. Kunz served as Executive Vice President and Chief Financial Officer of Blue Shield of California from September 2003 until her retirement in December 2012. Prior to joining Blue Shield of California, she served as Executive Vice President and Chief

Financial Officer of Gap, Inc. from 1999 to January 2003. From 1995 to 1999, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. She has also held senior financial management positions at General Motors Corporation, including Vice President and Treasurer during her 16-year tenure from 1979 to 1995. Ms. Kunz currently serves as a director of Agilent Technologies Inc., a global scientific instrument manufacturing and clinical diagnostics company, and previously served as a director of Icosavax, Inc., a public biotechnology company, until its acquisition by AstraZeneca in February 2024, and as a director of Avanos Medical, Inc., a public medical device company and Financial Engines, Inc., an investment advisement company. Ms. Kunz received an MBA in Finance and Accounting from Columbia Business School and a bachelor’s degree in Russian Language from Georgetown University. Ms. Kunz’s extensive experience as a chief financial officer and service as a director of other public companies contributed to our board of directors’ conclusion that she should serve as a director of our company.

David Socks is our co-founder and served as an executive from January 2018 to July 2020, as a strategic advisor since July 2020, and as a member of our board of directors since January 2018. Mr. Socks has been the co-founder and Managing Partner of Mountainfield Venture Partners since April 2024. Mr. Socks previously served as our Chief Executive Officer from January 2018 until December 2019 and as our interim Chief Financial Officer from December 2019 until his appointment as a strategic advisor in July 2020. From February 2021 to January 2024, he served as Chief Business Officer of HilleVax, Inc., where he also served as Chief Financial Officer from February 2021 until January 2023. Mr. Socks also served as a director of Eleusis, Ltd. from July 2021 to October 2022. From August 2014 to September 2021, Mr. Socks was a Venture Partner at Frazier Life Sciences, or Frazier. In this capacity, he co-founded Arcutis, Inc., Nexcida Therapeutics, Inc., Outpost Medicine, LLC, Passage Bio, Inc., Recida Therapeutics, Inc., and Scout Bio, Inc. Mr. Socks served as Chief Executive Officer of Nexcida Therapeutics, Outpost Medicine, and Scout Bio. Prior to joining Frazier, Mr. Socks co-founded Incline Therapeutics, Inc. in 2010 and served as its President and Chief Operating Officer from 2010 until its sale to The Medicines Company in 2013. He also cofounded Cadence Pharmaceuticals, Inc. in 2004 and served as its Vice President of Business Development and then as its Senior Vice President, Corporate Development and Strategy from 2004 until 2010. From 2000 to 2004, Mr. Socks was a Venture Partner at Windamere Venture Partners, a venture capital firm founding and investing in early-stage life science companies. Previously, he worked at Neurocrine Biosciences, EFO Holdings, L.P., an investment firm, and Kaiser Associates, Inc., a strategic management consulting firm. Mr. Socks holds a B.S. from Georgetown University and an MBA from Stanford University. Mr. Socks’ knowledge of our business and significant experience as a biopharmaceutical executive and board member, contributed to our board of directors’ conclusion that he should serve as a director of our company.

James Topper, M.D., Ph.D. has served as a member of our board of directors since September 2022 and he previously served as a member of our board of directors from January 2018 to May 2021. Since 2005, Dr. Topper has also served as the Managing General Partner at Frazier, a venture capital firm, with whom he served as a Partner from 2003 to 2005. Prior to that, from 2002 to 2003, Dr. Topper served as head of the Cardiovascular Research and Development Division at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Topper has served as a member of the board of directors of the publicly traded company NewAmsterdam Pharma B.V., a biotechnology company, since November 2022. Dr. Topper previously served as a member of the board of directors of the following publicly traded companies: Alpine lmmune Sciences, Inc., a biotechnology company, from June 2016 to May 2024 and AnaptsyBio, Inc., a biotechnology company, from November 2007 to September 2023. Dr. Topper received a B.S. in Biology from the University of Michigan and an M.D. and a Ph.D. in Biophysics from the Stanford University School of Medicine. He did his postgraduate training in internal medicine and cardiovascular disease at the Brigham and Women’s Hospital in Boston and was board certified in both disciplines. Dr. Topper’s extensive service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2026 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Steven Basta	59	President, Chief Executive Officer and Director
Theodore R. Schroeder	70	Director
Mark Stenhouse	58	Director

Steven Basta has served as a member of our board of directors since April 2025. On April 1, 2025, Mr. Basta succeeded Terrie Curran as Chief Executive Officer. Mr. Basta previously served as the Chief Executive Officer of SaNOtize Research and Development Corp., a company that develops and commercializes anti-infective therapies, from September 2023 until March 2025. From December 2020 until October 2022, Mr. Basta served as the Chief Executive Officer of Mahana Therapeutics, a privately held prescription digital therapeutic company. From September 2015 to March 2020, Mr. Basta served as President and Chief Executive Officer of Menlo Therapeutics, Inc. (which later became VYNE Therapeutics, Inc.), a publicly-traded biopharmaceutical company. He previously served as Chief Executive Officer of AlterG and BioForm Medical and its successor Merz Aesthetics. Mr. Basta has served as a director of VYNE Therapeutics since September 2015 and served as a director of the publicly held company Viveve Medical from 2018 until March 2023, including as Chairman of the Board beginning in January 2019. He has served as a director of DermBiont, Inc., a privately held pharmaceutical company, since March 2020. Mr. Basta received a B.A. from The Johns Hopkins University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Mr. Basta’s role as Chief Executive Officer and his extensive biopharmaceutical industry experience contributed to our board of directors’ conclusion that he should serve as a director of our company.

Theodore R. Schroeder has served on our board since April 2025. Mr. Schroeder served as Chief Executive Officer of Nabriva Therapeutics from July 2018 to January 2023 and as a director until March 2025, following Nabriva’s acquisition of Zavante Therapeutics, where he served as co-founder, President, and Chief Executive Officer from June 2015 until July 2018. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, in May 2004 and served as its President and Chief Executive Officer, and a member of the board of directors, until its acquisition in March 2014 by Mallinckrodt plc, a publicly-traded global biopharmaceutical company. Earlier in his career, he held senior leadership roles at Elan Pharmaceuticals, Dura Pharmaceuticals, and Bristol-Myers Squibb. Mr. Schroeder has served as a director of Cidara Therapeutics, a publicly-traded biopharmaceuticals company, since April 2014 and previously served as a director of several public life sciences companies, including Otonomy, Inc. from August 2015 until January 2023 and Collegium Pharmaceutical from January 2016 until May 2021, as well several other public and private life sciences companies including Hyperion Therapeutics, Incline Therapeutics, and Trius Therapeutics. He is also a former Chairman of Biocom California and the Antimicrobials Working Group. In 2014, he was named EY Entrepreneur of the Year for the San Diego region and was recognized as a national finalist. He holds a B.S. in Management from Rutgers University. Mr. Schroeder’s extensive executive and board experience in the biopharmaceutical industry experience as well as his leadership in the broader industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Mark Stenhouse has served on our board of directors since March 2020. Mr. Stenhouse served as the Chief Operating Officer of Prometheus Biosciences from March 2021 until its sale to Merck in June 2023, and served as General Manager, Screening Business Unit at Exact Sciences Corporation, a biotechnology company, from April 2018 to January 2021. From October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology of AbbVie, Inc., a biopharmaceutical company, where he oversaw U.S. expansion into the immunology marketplace. From April 2010 until September 2016, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology—Gastroenterology Franchise at AbbVie. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories’ U.S. Immunology division. Mr. Stenhouse earned a bachelor’s degree in business administration from the College of Charleston. Mr. Stenhouse’s executive experience in the biopharmaceutical industry and knowledge of our business contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2027 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Michael F. Cola	65	Director
Frank Karbe	57	Director
Asit Parikh, M.D., Ph.D.	53	Director

Michael F. Cola has served as a member of our board of directors since September 2019, and as Chairman of our Board since February 2022. Mr. Cola served as Chief Executive Officer of Avalo Therapeutics (formerly, Cerecor Inc.) from its acquisition of Aevi Genomic Medicine, Inc. in February 2020 until February 2022. Prior to the acquisition, Mr. Cola had served as Chief Executive Officer and President of Aevi Genomic Medicine, Inc. since September 2013. Mr. Cola served as President of Shire plc’s Specialty Pharmaceuticals business from 2007 until April 2012. Mr. Cola joined Shire in July 2005 as Executive Vice President for Global Therapeutic Business Units and Portfolio Management prior to being named President of the Specialty Pharmaceuticals business. Prior to joining Shire, Mr. Cola spent more than five years at Safeguard Scientifics, where he served as President of the Life Sciences Group. As part of his role with Safeguard Scientifics, Mr. Cola served as Chairman and CEO of Clarient, a cancer diagnostics company, and chairman of Laureate Pharma, a full-service contract manufacturing organization serving research-based biologics companies. Prior to joining Safeguard Scientifics, Mr. Cola held senior positions of increasing responsibility in product development and commercialization at AstraMerck, and later with AstraZeneca. Mr. Cola currently serves on the board of directors of Sage Therapeutics, Inc. Mr. Cola received his Bachelor of Arts degree in biology and physics from Ursinus College and his Master of Science degree in biomedical science from Drexel University. Mr. Cola’s executive experience in the biopharmaceutical industry, knowledge of our business and service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Frank Karbe joined our board of directors in April 2022. Mr. Karbe has over twenty-five years of financial and life-sciences expertise and currently serves as Chief Financial Officer of Cidara Therapeutics, a position he has held since February 2025. Mr. Karbe was appointed Chief Executive Officer and a director of Better Therapeutics, Inc. from June 2022 to March 2024. Previously, Mr. Karbe served as the Principal Financial and Accounting Officer of Myovant Sciences, Inc. from September 2016 to August 2021. Mr. Karbe was appointed as Myovant’s Chief Financial Officer in April 2017 and was subsequently appointed as President and Chief Financial Officer in February 2020. From September 2014 to July 2016, Mr. Karbe served as President of The Color Run, a global mass participation events platform. From January 2004 to June 2014, Mr. Karbe was the Executive Vice President and Chief Financial Officer of Exelixis, Inc., a biotechnology company. Prior to joining Exelixis in 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group advising clients on corporate finance and mergers and acquisitions. Prior to joining Goldman Sachs in 1997, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe served as a director of Aduro Biotech, Inc. from April 2019 to October 2020 when Aduro Biotech was merged with Chinook Therapeutics, Inc. Mr. Karbe also served as a director of Arbutus Biopharma Corporation from 2010 to 2018. Mr. Karbe received his Diplom Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany. Mr. Karbe’s extensive experience as a chief financial and accounting officer and service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Asit Parikh, M.D., Ph.D. joined our board of directors in December 2019. Dr. Parikh has served as the Chief Executive Officer and a director of MOMA Therapeutics since April 2021. From October 2014 through March 2021, Dr. Parikh served as the Senior Vice President and head of the Gastrointestinal Therapeutic Area Unit at Takeda Pharmaceuticals. Prior to that, Dr. Parikh served in various positions at Takeda since 2006. Dr. Parikh received a bachelor’s degree in Biochemistry and Molecular Biology from Northwestern University and an M.D. and Ph.D. in Biochemistry and Molecular Biology from Vanderbilt University School of Medicine. He completed his internal medicine residency at the University of Pennsylvania and completed specialty training in gastroenterology at the Massachusetts General Hospital. He also completed postdoctoral work in cancer biology at Massachusetts Institute of Technology. Dr. Parikh’s extensive knowledge of our business and prior oversight of the Takeda team bringing vonoprazan to the Japanese market in seven indications contributed to our board of directors’ conclusion that he should serve as a director of our company.

Director Independence

Our board of directors currently consists of nine members. Our board of directors has determined that eight of those members, Mr. Cola, Mr. Karbe, Ms. Kunz, Dr. Parikh, Mr. Socks, Mr. Schroeder, Mr. Stenhouse and Dr. Topper, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. Mr. Socks will not stand for re-election at the annual meeting and our board of directors has elected to reduce the size of the board from nine to eight directors, effective as of the date of the annual meeting. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by its chairman, Mr. Cola. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, IT, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention, cybersecurity and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

Including telephonic meetings, our board of directors met ten times during fiscal year 2024. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•
appointing our independent registered public accounting firm;
•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•
approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•
reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•
discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•
reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•
reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•
reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•
preparing the report from the committee that the SEC requires in our annual proxy statement;
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receiving periodic updates from management on our policies, processes, procedures and any significant developments related to the identification, mitigation and remediation of cybersecurity risks;
•
reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•
reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Ms. Kunz, Mr. Karbe and Mr. Schroeder. On April 17, 2025, Mr. Schroeder was appointed to the audit committee to replace Mr. Socks. Mr. Socks served as a member of the audit committee at all times during the year ended December 31, 2024 until April 17, 2025. Ms. Kunz serves as the chairperson of the committee. The audit committee met five times during fiscal year 2024. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Kunz is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined that all members of the audit committee during their respective periods of service on the audit committee, are independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate periodically.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of equity awards under our equity plan and oversees the administration of our clawback policy. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Cola, Dr. Parikh and Mr. Stenhouse. Mr. Socks served as a member of the compensation committee at all times during the year ended December 31, 2024 until April 17, 2025. The compensation committee met five times during fiscal year 2024. Mr. Cola serves as the chairperson of the committee. Our board of directors has determined that each member of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee will review and evaluate periodically.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Mr. Cola, Dr. Parikh and Dr. Topper. Dr. Parikh serves as chairperson of the committee. Mr. Karbe, Ms. Kunz, Mr. Socks and Mr. Stenhouse served as a member of the nominating and corporate governance committee at all times during the year ended December 31, 2024 until April 17, 2025. The nominating and corporate governance committee met once during fiscal year 2024. Our board has determined that each member of our nominating and corporate governance committee is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate periodically.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our 2024 Form 10-K for the year ended December 31, 2024. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2025.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Heidi Kunz (chairperson)
Frank Karbe David Socks (member of the audit committee until April 17, 2025)

Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

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personal and professional integrity, ethics and values;
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experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
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experience as a board member or executive officer of another publicly-held company;
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strong finance experience;
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diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
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diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
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experience relevant to our business industry and with relevant social policy concerns; and
•
relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In doing so, our board of directors considers the mix of skills and experience among current and prospective directors with a goal of assembling a Board with complementary skills for the benefit of the Company.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2026 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Diversity Matrix

The following Board Diversity Matrix presents our board of directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Anti-Hedging Policy

Our insider trading policy expressly prohibits any of our employees, including our named executive officers, as well as our directors, from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Compensation Committee Interlocks and Insider Participation

Mr. Cola (chairperson), Mr. Karbe (through February 29, 2024), Mr. Socks (commencing on February 29, 2024), Dr. Parikh, and Mr. Stenhouse served on our compensation committee during the 2024 fiscal year. None of the members of our compensation committee during the 2024 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend, and all of our directors attended our 2024 annual meeting.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics, as well as our corporate governance guidelines, audit committee charter, compensation committee charter and nominating and corporate governance committee charter, are available free of charge under the Corporate Governance section of our website at www.phathompharma.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932.

Director Compensation

Our non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors.

Our compensation committee develops, reviews and recommends to the board of directors for approval each of the elements of our director compensation program. In doing so, our compensation committee and our board of directors reviews the peer group and analysis of current practices of comparable public companies prepared by Pay Governance LLC, an independent third-party compensation consulting firm, engaged by the compensation committee for guidance in making executive and director compensation decisions. Specifically, for 2024, the compensation committee requested Pay Governance to advise it on a variety of compensation-related issues, including establishing a peer group and conducting market research and analysis of current practices of comparable public companies to assist the compensation committee in developing director compensation levels. For information about the peer group approved by the compensation committee for purposes of reviewing and recommending 2024 director compensation levels to our board of directors, which was the same as the peer group used for executive compensation benchmarking please see “Executive Compensation and Other Information – Compensation Determination Process” below.

Each non-employee director receives an annual retainer of $50,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $20,000, $15,000 and $10,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $10,000, $7,500 and $5,000, respectively. Additionally, the non-executive chairman of the board receives an additional annual retainer of $40,000.

Pursuant to our non-employee director compensation program in effect until May 23, 2024, non-employee directors received initial grants of 18,000 restricted stock units, or RSUs, and options to purchase 30,000 shares of our common stock upon election to the board of directors. One-third of the RSUs and options subject to the initial grants vest on the first anniversary of the grant date and the remainder vest in quarterly installments over the following 24 months thereafter. Additionally, pursuant to our non-employee director compensation program in effect until May 23, 2024, non-employee directors also received annual grants of 9,000 RSUs and options to purchase 15,000 shares of our common stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, in each case, subject to the non-employee director continuing in service on our board of directors through such vesting date.

In May 2024, our compensation committee reviewed the foregoing comparable company data in connection with its recommendation to our board of directors of an increase to the size of the annual and initial equity grants, as recommended by Pay Governance based on the market analysis of peer group practices. Based on the analysis reviewed by the compensation committee in May 2024, the company’s total annual compensation for directors was positioned at between the 25th and 50th percentiles of the peer group on a dollar value basis, with cash compensation generally competitive with market practices and equity grant value below the market median based on the peer group. Based upon their review, Pay Governance recommended, and the compensation committee and our board of directors approved, increases to the equity awards to be granted under our director compensation program to bring the initial and annual award grants, and total director compensation, generally in line with comparable company data on a dollar value basis as reviewed by the compensation committee.

Based upon the recommendation of the compensation committee and Pay Governance, effective May 23, 2024, our board of directors approved an amendment to our non-employee director compensation program to increase the initial grants made to newly-elected or appointed directors to 21,000 RSUs and options to purchase 35,000 shares of our common stock. In addition, our non-employee director compensation program was amended such that, at the 2024 annual meeting of our stockholders, non-employee directors received annual grants of 10,500 RSUs and options to purchase 17,500 shares of our common stock. The foregoing changes were directly in line with the recommendations of Pay Governance and the compensation committee.

Compensation under our non-employee director compensation program is subject to the annual limits on non-employee director compensation set forth in our 2019 Incentive Award Plan, or 2019 Plan, which was approved by our board of directors and stockholders in connection with our initial public offering. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2019 Plan. As provided in the 2019 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table summarizes cash and stock compensation received by our non-employee directors during the year ended December 31, 2024. Ms. Curran is not included in the following table as her compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below. Mr. Schroeder joined our board of directors in April 2025 and, accordingly, received no compensation in 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael F. Cola	114,167	121,280	108,150	—	343,597
Frank Karbe	68,125	121,280	108,150	—	297,555
Heidi Kunz	75,000	121,280	108,150	—	304,430
Asit Parikh, M.D., Ph.D.	67,500	121,280	108,150	—	296,930
David Socks	65,208	121,280	108,150	—	294,638
Mark Stenhouse	66,667	121,280	108,150	—	296,097
James Topper, M.D., Ph.D.(3)	55,000	121,280	108,150	—	284,430

(1)
The amounts are valued based on the aggregate grant date fair value of the stock options granted in 2024 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See Note 7 to our financial statements in our 2024 Form 10-K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director’s continued service on our board.
(2)
The amounts shown in this column represent the grant-date fair value of RSUs granted in 2024 calculated in accordance with ASC 718. See Note 7 to our financial statements included in our 2024 Form 10-K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director's continued service on our board. Each non-employee director received an annual grant of 10,500 RSUs on May 23, 2024, with a grant date fair value of $10.30 per share, which was the closing price of our stock on the date of grant.
(3)
Dr. Topper is one of the partners at Frazier. The cash retainers payable to Dr. Topper were paid to Frazier Life Sciences.

The aggregate number of shares underlying stock options and RSUs at December 31, 2024 for the individuals who served as non-employee directors during 2024 was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2024	Number of Securities Underlying Restricted Stock Units Outstanding at December 31, 2024
Michael F. Cola	113,360	10,500
Frank Karbe	62,500	10,500
Heidi Kunz	113,360	10,500
Asit Parikh, M.D., Ph.D.	45,000	10,500
David Socks	60,000	10,500
Mark Stenhouse	80,000	10,500
James Topper, M.D., Ph.D.	62,500	10,500

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the two nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF HEIDI KUNZ AND JAMES TOPPER, M.D., PH.D., PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the appointment of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since our inception in 2019. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal year ended December 31, 2024, by Ernst & Young LLP, our independent registered public accounting firm.

Year Ended December 31, 2024
Audit Fees (1)	$1,048,000
All Other Fees	—
Total	$1,048,000

(1)
Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, quarterly reviews of our financial statements, services related to proposed registered stock offerings, consents and review of documents filed with the SEC, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2024. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the appointment of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 3:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Executive Compensation and Other Information” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Executive Compensation and Other Information” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Phathom Pharmaceutical, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Phathom Pharmaceutical, Inc.’s Proxy Statement for the 2025 Annual Meeting.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4:

FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of the named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

After careful consideration, the board of directors determined that providing a stockholder advisory vote to approve the compensation of the named executive officers every year is the most appropriate alternative for us at this time. In formulating its recommendation, the board of directors determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.

Vote Required; Recommendation of the Board of Directors

The alternative that receives the most affirmative votes cast will be the frequency recommended by stockholders. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “ONE YEAR” REGARDING THE NON-BINDING FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 7, 2025, by:

•
each of our named executive officers;
•
each of our directors;
•
all directors and executive officers as a group; and
•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 69,648,287 shares of common stock outstanding on April 7, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 7, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Entities affiliated with Frazier Life Sciences IX, L.P. (1)	12,718,202	18.3%
Entities affiliated with Medicxi Growth I LP (2)	7,464,572	10.7%
Entities affiliated with Prudential Financial, Inc. (3)	7,418,762	10.7%
Entities affiliated with The Carlyle Group Inc. (4)	3,496,808	5.0%
Named Executive Officers and Directors
Steven Basta	—	—
Michael F. Cola (5)	142,658	*
Terrie Curran (6)	1,966,189	2.8%
Molly Henderson (7)	214,039	*
Frank Karbe (8)	119,500	*
Heidi Kunz (9)	132,860	*
Azmi Nabulsi, M.D., M.P.H. (10)	1,097,668	1.6%
Asit Parikh, M.D., Ph.D. (11)	138,000	*
Theodore R. Schroeder	—	—
David Socks (12)	1,291,256	1.9%
Mark Stenhouse (13)	99,500	*
James Topper, M.D., Ph.D. (14)	12,813,376	18.4%
All current directors and executive officers as a group (10 persons) (15)	16,048,857	23.0%

* Less than 1%.

(1)
The amount shown and the following information are derived from Schedule 13D/A filed by Frazier Life Sciences IX, L.P., or FLS IX, on August 22, 2024. According to the Schedule 13D/A, these shares consist of (i) 5,827,415 shares of common stock held directly by FLS IX, (ii) 1 share of common stock held directly by FHMLS IX, L.L.C., (iii) 2,795,916 shares of common stock held directly by Frazier Life Sciences Public Fund, L.P., (iv) 663,830 shares of common stock held directly by Frazier Life Sciences Public Overage Fund, L.P., (v) 822,118 shares of common stock held directly by Frazier Life Sciences XI, L.P., (vi) 2,004,956 shares of common stock issuable to Frazier Life Sciences Public Fund, L.P. pursuant to warrants exercisable within 60 days of April 7, 2025, (vii) 591,443 shares of common stock issuable to Frazier Life Sciences Public Overage Fund, L.P. pursuant to warrants exercisable within 60 days of April 7, 2025 and (viii) 12,523 shares of common stock issuable to Frazier Life Sciences XI, L.P. pursuant to warrants exercisable within 60 days of April 7, 2025. FHMLS IX, L.P. is the general partner of FLS IX and FHMLS IX, L.L.C. is the general partner of FHMLS IX, L.P. Patrick J. Heron and James N. Topper are the members of FHMLS IX, L.L.C. and therefore share voting and investment power over the shares held by FLS IX and FHMLS IX, L.L.C. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP, L.L.C. and therefore share voting and investment power over the shares and warrants held by Frazier Life Sciences Public Fund, L.P. FHMLSP Overage, L.P. is the general partner of Frazier Life Sciences Public Overage Fund, L.P. and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares and warrants held by Frazier Life Sciences Public Overage Fund, L.P. FHMLS XI, L.P. is the general partner of Frazier Life Sciences XI, L.P. and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Patrick J. Heron, James N. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares and warrants held by Frazier Life Sciences XI, L.P. The address for each of the entities listed above is 601 Union Street, Suite 3200, Seattle, WA 98101.
(2)
The amount shown and the following information are derived from Schedule 13G/A filed by Medicxi Growth I LP, or Growth 1, and certain affiliated entities, on January 26, 2024. According to the Schedule 13G/A, these shares consist of (i) 3,673,602 shares of common stock directly held by Growth 1, (ii) 87,267 shares of common stock directly held by Medicxi Growth Co-Invest I LP, or Growth Co-Invest I, (iii) 3,641,728 shares of common stock directly owned by Medicxi IV LP, or Medicxi IV, and (iv) 61,975 shares of common stock directly held by Medicxi Co-Invest IV LP, or Growth Co-Invest IV. Medicxi Growth I GP Limited, or Growth I GP, is the general partner of Growth I and Growth Co-Invest I and may be deemed to beneficially own the Growth I shares and the Growth Co-Invest shares. Medicxi IV GP Limited, or Medicxi IV GP, is the general partner of Medicxi IV and Growth Co-Invest IV and may be deemed to beneficially own the Medicxi IV shares and the Growth Co-Invest IV shares. Medicxi Ventures Management (Jersey) Limited, or the Medicxi Manager, has been appointed as sole manager of Growth I, Growth Co-Invest I, Medicxi IV and Growth Co-Invest IV, and may be deemed to beneficially own the Growth I shares, the Growth Co-Invest shares, the Medicxi IV shares and the Growth Co-Invest IV shares. The address of Growth I, Growth I GP, Growth Co-Invest I, Medicxi IV, Growth Co-Invest IV, and Medicxi Manager is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.
(3)
The amount shown and the following information are derived from the Schedule 13G/A filed by Prudential Financial, Inc. on November 5, 2024. Prudential Financial, Inc. is a parent holding company and the indirect parent of the following subsidiaries, who are the beneficial owners of the number of securities according to the Schedule 13G/A as follows (i) 6,993,422 shares of common stock directly held by Jennison Associates, LLC, (ii) 423,000 shares of common stock directly held by PGIM, Inc., and (iii) 2,340 shares of common stock directly held by PGIM Quantitative Solutions LLC. The address of Prudential is 751 Broad Street, Newark, NJ 07102.
(4)
The amount shown and the following information are derived from Schedule 13G filed by The Carlyle Group Inc. and certain of its affiliates on February 12, 2024. According to the Schedule 13G, these shares consist of (i) 2,061,702 shares of common stock held directly by Abingworth Bioventures 8 LP and (ii) 1,435,106 shares of common stock held directly by Abingworth Bioventures VII LP. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the managing member of Carlyle Investment Management L.L.C., which is the sole member of Carlyle Genesis UK LLC, which is the principal member of Abingworth LLP. Each of Abingworth Bioventures 8 LP and Abingworth Bioventures VII LP has delegated to Abingworth LLP all investment and dispositive power over the securities held of record by them. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Abingworth Bioventures 8 LP and Abingworth Bioventures VII LP, but each disclaims beneficial ownership of such securities. The address of each of Abingworth LLP, Abingworth Bioventures 8 LP and Abingworth Bioventures VII LP is 38 Jermyn Street, London, SW1Y 6DN, England, United Kingdom. The principal business address of each of the other entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004-2505.
(5)
Consists of 113,360 shares of common stock issuable to Mr. Cola upon the exercise of options that are exercisable within 60 days following April 7, 2025, 9,798 shares held directly by Mr. Cola, and 19,500 shares of common stock issuable to Mr. Cola upon the vesting of restricted stock units that have vested or are scheduled to vest within 60 days following April 7, 2025.
(6)
Includes 9,887 shares of common stock acquired through our Employee Stock Purchase Plan, 3,840 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, 1,601,884 shares of common stock issuable to Ms. Curran upon the exercise of options that are exercisable within 60 days following April 7, 2025, and 395,750 shares of common stock issuable to Ms. Curran upon the vesting of restricted stock units that have vested or scheduled to vest within 60 days following April 7, 2025. Fractional shares rounded to nearest whole share.
(7)
Includes 8,306 shares of common stock acquired through our Employee Stock Purchase Plan, 1,911 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, and 151,249 shares of common stock issuable to Ms. Henderson upon the exercise of options that are exercisable within 60 days following April 7, 2025. Fractional shares rounded to nearest whole share.
(8)
Consists of 37,500 shares held directly by Mr. Karbe, 62,500 shares of common stock issuable to Mr. Karbe upon the exercise of options that are exercisable within 60 days following April 7, 2025, and 19,500 shares of common stock issuable to Mr. Karbe upon the vesting of restricted stock units that have vested or are scheduled to vest within 60 days following April 7, 2025.
(9)
Consists of 113,360 shares of common stock issuable to Ms. Kunz upon the exercise of options that are exercisable within 60 days following April 7, 2025, and 19,500 shares of common stock issuable to Ms. Kunz upon the vesting of restricted stock units that have vested or are scheduled to vest within 60 days following April 7, 2025.
(10)
Includes 9,295 shares of common stock acquired through our Employee Stock Purchase Plan, 3,579 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, 168,333 shares of common stock issuable to Dr. Nabulsi upon the exercise of options that are exercisable within 60 days following April 7, 2025, and 785,700 shares of common stock held by the Azmi A. Nabulsi Living Trust. Azmi Nabulsi is a trustee of the Azmi A. Nabulsi Living Trust and in such capacity has the sole power to vote and dispose of such shares. Fractional shares rounded to nearest whole share.
(11)
Consists of 73,500 shares held directly by Dr. Parikh acquired through direct purchases and stock option exercises, 45,000 shares of common stock issuable to Dr. Parikh upon the exercise of options that are exercisable within 60 days following April 7, 2025, and 19,500 shares of common stock issuable to Dr. Parikh upon the vesting of restricted stock units that have vested or are scheduled to vest within 60 days following April 7, 2025.
(12)
Consists of 410 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, 60,000 shares of common stock issuable to Mr. Socks upon the exercise of options that are exercisable within 60 days following April 7, 2025, and 19,500 shares of common stock issuable to Mr. Socks upon the vesting of restricted stock units that have vested or are scheduled to vest within 60 days following April 7, 2025, and 1,211,346 shares of common stock held by the David A. Socks 2013 Revocable Trust. David Socks is a trustee of the David A. Socks 2013 Revocable Trust and in such capacity has the sole power to vote and dispose of such shares. Fractional shares rounded to nearest whole share.
(13)
Consists of 80,000 shares of common stock issuable to Mr. Stenhouse upon the exercise of options that are exercisable within 60 days following April 7, 2025, and 19,500 shares of common stock issuable to Mr. Stenhouse upon the vesting of restricted stock units that have vested or are scheduled to vest within 60 days following April 7, 2025.
(14)
Includes of 59,166 shares of common stock issuable to Dr. Topper upon exercise of options that are exercisable within 60 days following April 7, 2025, 19,500 shares of common stock issuable to Dr. Topper upon the vesting of restricted stock units that have vested or are scheduled to vest within 60 days following April 7, 2025, 12,596 shares held directly by Dr. Topper, 3,912 shares held of record by Topper Group III LLC. and the securities described in footnote (1) above. Dr. Topper is a manager of Topper Group III LLC and has voting and investment power of the securities held by Topper Group III LLC.
(15)
Consists of the shares held by the executive officers and directors described in footnotes 5 through 14 above, excluding Ms. Curran, our former President and Chief Executive Officer who resigned in March 2025.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of April 23, 2025.

Name	Age	Position
Executive Officers
Steven Basta	59	President, Chief Executive Officer and Director
Azmi Nabulsi, M.D., M.P.H.	65	Chief Operating Officer
Molly Henderson	54	Chief Financial and Business Officer

Executive Officers

The biography of Steven Basta can be found under “Proposal 1—Election of Directors.”

Azmi Nabulsi, M.D., M.P.H. is our co-founder and has served as our Chief Operating Officer since March 2019. Dr. Nabulsi has been an entrepreneur-in-residence at Frazier since October 2018. Also, from March 2020 through 2023, Dr. Nabulsi served as a director of ReAlta Life Sciences, an early-stage biotechnology company, and from January 2019 through 2022, Dr. Nabulsi served as a business and clinical advisor to Saama Technologies, Inc., a clinical data and analytics company. Previously, through October 2018, Dr. Nabulsi spent fourteen years at Takeda. Dr. Nabulsi held several leadership positions at Takeda, most recently as the Deputy Chief Medical & Scientific Officer and Head of Global Development from 2014 until October 2018. In his roles at Takeda, Dr. Nabulsi oversaw global drug development for both early and late-stage product candidates and led global medical, analytic and operational functions responsible for bringing new medicines in multiple therapeutic areas to many markets. Prior to joining Takeda, Dr. Nabulsi held numerous positions at Abbott Laboratories from 1994 to 2004, including Head of Immunology and Oncology Ventures. Dr. Nabulsi has an M.D. from Ain-Shams University in Cairo and a M.P.H. from the University of Minnesota.

Molly Henderson has served as our Chief Financial and Business Officer since April 2022. Prior to joining the Company, Ms. Henderson served as Chief Financial Officer of Urogen Pharma Ltd., a publicly-held, commercial stage biotechnology company focused on development and commercialization oncology products, from October 2020 to March 2022. Prior to joining Urogen, Ms. Henderson served as Executive Vice President, Corporate Secretary and Chief Financial Officer of Advaxis, Inc., a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, from June 2018 to September 2020. Prior to Advaxis, Ms. Henderson was a freelance consultant, as well as the Chairman and partial owner of WUJU Foods, LLC, a consumer products company, from August 2016 to June 2018. Prior to that, Ms. Henderson was Chief Financial Officer at Iovance Biotherapeutics, Inc. (formerly Lion Biotechnologies, Inc.) from June 2015 to August 2016. Ms. Henderson also served as the Chief Business and Financial Officer, Senior Vice President of VirtualScopics, Inc., a public company provider of imaging solutions to the pharmaceutical, biotechnology, and medical device industries, from May 2008 to August 2013, and as that company’s Chief Financial Officer from May 2003 to May 2008. Earlier in her career, Ms. Henderson served as the Corporate Controller of Ultralife, Inc., a publicly-held provider of high performance lithium battery solutions. Prior to Ultralife, Ms. Henderson was a Manager in the audit division of PricewaterhouseCoopers LLP. Ms. Henderson received her M.B.A. and M.S. degrees from the State University of New York at Buffalo.

Executive Compensation and Other Information

This section discusses the material components of the executive compensation program for the individuals listed in the “Summary Compensation Table” below. For 2024, our named executive officers, or NEOs, are:

•
Terrie Curran, our former President and Chief Executive Officer;
•
Azmi Nabulsi, M.D., M.P.H., our Chief Operating Officer; and
•
Molly Henderson, our Chief Financial and Business Officer.

Effective April 1, 2025, Steven Basta was appointed as our President and Chief Executive Officer, replacing Ms. Curran who resigned as President and Chief Executive Officer, effective March 31, 2025.

Specifically, this section provides an overview of our executive compensation program and each compensation component that we provide. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the date of this proxy statement may differ materially from the currently planned programs summarized in this discussion.

Our Executive Compensation Practices

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

☑	☒
What We Do	What We Don’t Do

☑ Pay for Performance. We design our executive compensation program to align pay with company performance.

☑ Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term cash and equity incentives, to align the interests of our executive officers and stockholders.

☑ Independent Compensation Consultant. The compensation committee retains an independent compensation consultant and reassesses independence annually.

☑ Annual Review of Compensation. The compensation committee, with input from its independent compensation consultant, conducts an annual review of our compensation programs in light of current best practices.

☑ Competitive Peer Group. Our compensation and talent committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and stage of development, while also taking into account a number of qualitative criteria.

☑ Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

☑ Clawback Policy. We maintain a clawback policy as required by SEC and Nasdaq rules to recover erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.

 ☒ Hedging/Pledging of Company Stock. We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock.

☒ Perquisites. We do not provide excessive perquisites to our named executive officers.

☒ No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other employees. Executive officers do not have access to special benefits programs.

☒ No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by, or paid to our NEOs for services rendered during the years ended December 31, 2024, and 2023.

Name and Principal Position (as of December 31, 2024)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Terrie Curran	2024	708,125	—	—	2,471,283	368,225	17,250	3,564,883
Former President and Chief Executive Officer	2023	687,500	—	1,357,957	830,538	518,152	16,875	3,411,022

Azmi Nabulsi, M.D., M.P.H.	2024	569,000	—	70,650	676,351	233,290	17,250	1,566,541
Chief Operating Officer	2023	552,000	—	763,691	383,325	320,022	16,875	2,035,913

Molly Henderson	2024	515,000	—	70,650	624,324	196,988	17,250	1,424,212
Chief Financial and Business Officer	2023	500,000	—	814,925	281,105	260,888	16,875	1,873,793

(1)
The amounts are valued based on the aggregate grant date fair value of the stock and option awards granted in the applicable year in accordance with ASC 718. See Note 7 to our financial statements in our 2024 Form 10‑K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. With respect to the RSUs granted to our NEOs in 2024 and 2023, and the performance-based stock units, or PSUs, granted to our NEOs in 2023, the grant date fair value was determined by multiplying the closing price per share of our common stock on the date of grant by the number of RSUs or PSUs awarded. Amounts for 2023 include the incremental fair value of replacement RSUs granted to Ms. Curran and Dr. Nabulsi in 2023 in connection with the Option Exchange (as defined below) compared to the surrender date fair value of surrendered options in the amount of $355,957 and $200,066, respectively. For additional information on the RSUs granted in connection with the Option Exchange, see the "Outstanding Equity Awards at Fiscal Year-End" table below. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer's continued employment or service.
(2)
This column reflects the annual bonuses paid to our named executive officers for 2024 and 2023.
(3)
Includes the value of matching contributions to the 401(k) Plan in the form of fully vested shares of our common stock.

Narrative Disclosure to Compensation Tables

The primary elements of compensation for our NEOs are base salary, annual bonuses and long-term incentive awards in the form of equity awards. The NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below.

Compensation Determination Process

Role of the Compensation Committee

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program and makes recommendations to our board of directors with respect to non-employee director compensation. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs applicable to all of our employees generally. In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance goals set for the year under review and makes the final bonus payment determinations based on our overall corporate performance. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries and target bonuses for our named executive officers and grants, as appropriate, annual equity awards to our named executive officers.

Role of our Executive Officers

Our Chief Executive Officer and Chief People Officer aid the compensation committee by providing recommendations regarding the compensation of all of our named executive officers, other than themselves. The compensation committee considers, but is not bound to accept, these recommendations. Our Chief Executive Officer and Chief People Officer generally attend the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management. Our Chief Executive Officer is not present for any deliberations or decisions on their own compensation.

Role of Compensation Consultant and Comparable Company Information

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In 2024, the compensation committee retained Pay Governance LLC, an independent third-party compensation consulting firm, for guidance in making compensation decisions. Specifically, for 2024, the compensation committee requested Pay Governance to advise it on a variety of compensation-related issues, including updating its compensation peer group and conducting market research and analysis of current practices of comparable public companies to assist the compensation committee in developing its director and executive compensation programs and setting director and executive compensation levels. Pay Governance did not provide any other services to us in 2024 beyond its engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Pay Governance pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Pay Governance from serving as an independent consultant to the compensation committee currently or during 2024.

Competitive Positioning

The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2024, Pay Governance assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining 2024 director and executive compensation.

For the purposes of setting 2024 director and executive compensation, the identified peer group consisted of 17 life sciences companies that were selected based on market capitalization, sector and stage, and headcount, and not on the basis of executive compensation levels:

Market Capitalization

Market capitalization between $160 million and $2 billion in October 2023. Phathom Pharmaceuticals, Inc. had a 30-day average market capitalization of $778 million as of such date and ranked in the 30th percentile relative to the peer group on this metric.

Sector and Stage	U.S.-based, publicly-traded biopharma companies, with focus on commercial-stage companies and/or those companies in Phase III of clinical trials.
Headcount	Generally under 500 employees.

For 2024, this peer group consisted of the following companies:

Company
Aclaris Therapeutics, Inc.	Mirum Pharmaceuticals, Inc.
Arcutis Biotherapeutics, Inc.	Protagonist Therapeutics, Inc.
Ardelyx, Inc.	Revance Therapeutics, Inc.
Cogent Biosciences, Inc.	Rhythm Therapeutics, Inc.
Coherus Biosciences, Inc.	Seres Therapeutics, Inc.
Crinetics Pharmaceuticals, Inc.	Travere Therapeutics, Inc.
Deciphera Pharmaceuticals, Inc.	UroGen Pharma Ltd.
Intercept Pharmaceuticals, Inc.	Xeris Biopharma Holdings, Inc.
Ironwood Pharmaceuticals, Inc.

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of executive compensation and recommendations to the board with respect to director compensation.

The compensation committee does not rely entirely on the peer group data to determine named executive officer compensation. In addition to the peer group, Pay Governance provided data from a broader group of approximately 30 life sciences companies with median market capitalization at the time of $900 million and industry survey data for commercial life sciences companies with less than $1 billion in revenue, 200-500 employees and locations in high cost of living areas. The names of the individual companies included in such additional data were not provided to the compensation committee. Based on the foregoing market information, and the recommendations of Pay Governance and management, the compensation committee members relied on their judgment and experience in setting executive compensation levels and do not merely rely on benchmarking for such determinations.

Executive Compensation Components

Annual Base Salary

Our board of directors or the compensation committee annually reviews our named executive officers’ base salaries annually and may make adjustments based on its review and consideration of market data provided by its independent compensation consultant. In January 2024, our board of directors approved merit salary increases, effective as of January 1, 2024, for each of our named executive officers as follows:

Executive	2023 Base Salary ($)	2024 Base Salary ($)
Terrie Curran	687,500	708,125
Azmi Nabulsi, M.D., M.P.H.	552,000	569,000
Molly Henderson	500,000	515,000

Bonus Compensation

Each named executive officer is eligible for an annual cash bonus based upon the achievement of certain corporate performance goals and objectives approved by our compensation committee. The bonus program is designed to be consistent with our compensation philosophy, supported by market data, and with an emphasis on pay-for-performance. Both qualitative and quantitative guidelines were established for purposes of evaluating performance relative to the corporate objectives during 2024. These performance objectives were used as a guide by the compensation committee in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts.

The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee. The bonus program is weighted 100% based on our corporate goals for our CEO and 90% and 10% based on our corporate goals and individual performance, respectively, for the other named executive officers.

In February 2024, the compensation committee, with input from our CEO and the board of directors, established overall corporate goals against which the performance of our NEOs would be measured for the purpose of determining the 2024 bonus payments. In establishing the 2024 corporate goals, the compensation committee focused on objectives likely to bring both short-term and long-term stockholder value.

For 2024, our corporate goals fell into the following categories: regulatory, clinical and manufacturing developments (25%); financial, operational and commercial goals (75%) and more specifically included significant items such as:

•
successful FDA approval for our Non-Erosive GERD new drug application;
•
end of the year cash balance targets;
•
targets related to written prescriptions in our first year of launch; and
•
total net product revenue for 2024.

Although our corporate goals are intended to be achieved with significant effort, achievability is substantially uncertain, as a result, we do not expect every goal to be achieved in any given year.

For 2024, each bonus could be earned up to a maximum of 150% of the target. Bonus target amounts are set based on the executive’s total salary for the bonus year. The target amount of each NEOs bonus is shown in the following table.

	2024 Target Annual Bonus:
Executive	Percentage of Earnings	($)
Terrie Curran	65%	460,281
Azmi Nabulsi, M.D., M.P.H.	50%	284,500
Molly Henderson	45%	231,750

In February 2025, the compensation committee evaluated our achievements against our 2024 corporate goals and determined to award a corporate achievement level of 80% relative to those goals. The corporate performance goals for our 2024 bonus at 80% of target and individual performance goals were achieved at the levels shown in the table below.

Executive	Level of Corporate Performance	Level of Individual Performance	Percent of Target Annual Bonus Earned	Annual Bonus Earned ($)
Terrie Curran	80%	n/a	80%	368,225
Azmi Nabulsi, M.D., M.P.H.	80%	100%	82%	233,290
Molly Henderson	80%	130%	85%	196,988

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors or the compensation committee approves equity grants. We grant equity awards under our 2019 Plan.

We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual grants. Annual grants of equity awards are typically approved by the compensation committee during the first half of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee. We do not have any stock ownership requirements for our named executive officers.

The compensation committee determines each executive officer’s annual equity grant taking into account a competitive market analysis prepared by our independent compensation consultant with market data for each role, the recommendations of our Chief Executive Officer based on her evaluation of their individual performance (except with respect to her own performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives.

Equity awards are granted using mix of different equity instruments. Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool. The exercise price of each stock option grant is the fair market value of our common stock on the grant date. Stock option awards granted in connection with an employee’s commencement of employment generally vest over a four-year period as follows: 25% of the option vests on the first anniversary of the date of the vesting commencement date and the remainder of the option vests in equal monthly installments over the remaining 36 months thereafter. RSU awards generally vest in three equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

In January 2024, our named executive officers Ms. Curran, Dr. Nabulsi and Ms. Henderson were each awarded an annual grant of stock options under our 2019 Plan of 475,000, 130,000 and 120,000 stock options, respectively. These options vest over the standard four-year vesting schedule.

In addition, in May 2024, Dr. Nabulsi and Ms. Henderson each received an award of 7,500 RSUs. The RSUs vest over the standard three-year vesting schedule measured from December 18, 2023.

For a description of the accelerated vesting applicable to our named executive officers’ stock awards, see “Employment Letters with Our Named Executive Officers” below.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability, accidental death and dismemberment insurance plans, and 401(k) plan, in each case on generally the same basis as all of our other employees. We also pay a portion of the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. Our board of directors may elect to adopt additional benefit plans, qualified or non-qualified, in the future if it determines that doing so is in our best interests. We generally do not provide other perquisites or personal benefits to our named executive officers.

401(k) Plan

We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, which our US-based named executive officers are eligible to participate in on the same basis as our other employees. The 401(k) plan allows us to make discretionary matching contributions. In July 2024, our board of directors approved a discretionary match for the first half of 2024, which was equal to 75% of each employee’s contribution from January 1, 2024, through June 30, 2024, up to the IRS maximum contribution amount of $23,000. In January 2025, our board of directors approved a discretionary match for the second half of 2024, which was equal to 75% of each employee’s annual contribution, up to the IRS maximum contribution amount of $23,000, less the matching contribution made for the first half of 2024. Each 2024 match under our 401(k) plan was made in the form of fully vested shares of our common stock.

Employment Letters with our Named Executive Officers

We have entered into employment letters with each of our named executive officers, as described below. Each of our named executive officer's employment is “at will” and may be terminated at any time, subject to our contractual obligations to them as described below.

Employment Letter with Ms. Curran

Ms. Curran’s employment letter was terminated in connection with her resignation from the Company in March 2025. Prior to her resignation, the employment letter for Ms. Curran provided for her annual base salary and target bonus. Additionally, under the employment letter, Ms. Curran was eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and was entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Ms. Curran’s employment terminated, she was entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Curran was entitled to certain severance benefits under her employment letter, subject to her execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us.

Ms. Curran’s employment letter provided for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Ms. Curran was entitled to: (1) continuation of her base salary for 12 months (such applicable period, the “severance period”), (2) a lump sum equal to her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she was entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end the severance period, (b) expiration of her eligibility under for continuation coverage under COBRA, or (c) the date she became eligible for health insurance coverage in connection with her new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or any time on or after a change in control (such period, the “change in control period”), Ms. Curran was entitled to all of the same severance benefits described above, except (1) the severance period is increased from 12 months to 18 months, (2) Ms. Curran was entitled to a lump sum payment equal to 1.5 times her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she was entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards would become fully vested on the later of the date her release of claims becomes effective or the date of the change in control.

For purposes of Ms. Curran’s employment letter:

•

“cause” means (1) her commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act, that has a demonstrable adverse impact on us or any successor or affiliate thereof; (2) her conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (3) any intentional, unauthorized use or disclosure by her of the confidential information or trade secrets of the company or any successor or affiliate thereof; (4) her gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate thereof, or any other demonstrable material misconduct on her part; (5) her ongoing and repeated failure or refusal to perform or neglect of her duties as required by the employment letter or her ongoing and repeated failure or refusal to comply with the instructions given to her by the board of directors, which failure, refusal or neglect continues for 15 days following her receipt of written notice from the board of directors stating with specificity the nature of such failure, refusal or neglect; or (6) her willful, material breach of any material company policy or any material provision of the employment letter or her proprietary information and inventions assignment agreement.

•	“change in control” has the same meaning given to such term in our Pre-IPO Plan; and

•

“good reason” means any of the following without her written consent: (1) a material diminution in her authority, duties or responsibilities; (2) a material diminution in her base compensation (and any diminution of 10% or more shall be considered material for this purpose, regardless of whether such diminution occurs due to a single reduction or a series of reductions in her base compensation), unless such a reduction is imposed across-the-board to senior management; (3) a material change in the geographic location at which she must perform her duties; or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of its obligations to her under the employment letter.

Separation Agreement with Ms. Curran

In connection with Ms. Curran’s separation, we entered into a separation agreement wherein Ms. Curran received the following severance benefits: (1) continuation of her base salary through June 30, 2026 (such applicable period, the “severance period”), (2) a lump sum equal to her target bonus for 2025, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of her eligibility for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, (4) accelerated vesting of such portion of the time-based awards granted to her as would have otherwise vested on or prior to June 30, 2026 (and full vesting of her restricted stock units otherwise scheduled to vest on or prior to July 14, 2026), and (5) an extension of the post-termination exercise period of her vested stock options through June 30, 2026. The separation agreement included a release of claims in favor of us and the severance benefits are subject to her continued compliance with post-termination restrictive covenants.

Employment Letter with Dr. Nabulsi

The employment letter for Dr. Nabulsi provides for his annual base salary and target bonus. Pursuant to his employment letter, Dr. Nabulsi will work for our company on a full-time basis. Additionally, under his employment letter, Dr. Nabulsi is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Dr. Nabulsi’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Dr. Nabulsi will be entitled to certain severance benefits under his employment letter, subject to his execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us.

Dr. Nabulsi’s amended and restated employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Dr. Nabulsi will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his prorated target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end the severance period, (b) expiration of his eligibility under for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or the 24 months following a change in control (such period, the “change in control period”), Dr. Nabulsi will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) Dr. Nabulsi will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control.

For purposes of Dr. Nabulsi’s amended and restated offer letter, “cause”, “change in control” and “good reason” have the same definitions as set forth in Ms. Curran’s employment letter described above.

Employment Letter with Ms. Henderson

The employment letter for Ms. Henderson provides for her annual base salary and target bonus. Additionally, under the employment letter, Ms. Henderson is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies. In connection with her commencement of employment, Ms. Henderson received a sign-on bonus in the amount of $75,000, which amount is subject to repayment if Ms. Henderson’s employment is terminated for cause or by her without good reason, which repayment obligation will be forgiven in two installments on each of the first and second anniversaries of her start date.

Regardless of the manner in which Ms. Henderson’s employment terminates, she will be entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Henderson will be entitled to certain severance benefits under her employment letter, subject to her execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us.

Ms. Henderson’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Ms. Henderson will be entitled to: (1) continuation of her base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to her prorated target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end the severance period, (b) expiration of her eligibility under for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or 24 months following a change in control (such period, the “change in control period”), Ms. Henderson will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) Ms. Henderson will be entitled to a lump sum payment equal to her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date her release of claims becomes effective or the date of the change in control.

For purposes of Ms. Henderson’s employment letter, “cause”, “change in control” and “good reason” have the same definitions as set forth in Ms. Curran’s employment letter described above.

Prohibition on Certain Transactions in Company Securities

Our insider trading policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, purchasing our securities on margin or pledging our securities as collateral for a loan.

Clawback Policy

We have adopted a clawback policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, as required by new SEC rules and Nasdaq Listing Standards implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. Under our clawback policy, in the event that we are required to prepare an accounting restatement for periods ending on or after October 2, 2023, we will attempt to recover from our current or former executive officers the pre-tax amount of any erroneously awarded incentive compensation. For purposes of the clawback policy, incentive compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of any measures determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures including GAAP, IFRS and non-GAAP/IFRS financial measures, as well as stock or share price and total equityholder return.

Equity Grant Practices

We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. During fiscal year 2024, we did not grant equity awards to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for grants to named executive officers in 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remained outstanding as of December 31, 2024.

		Option Awards (1)				Stock Awards (2)
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Terrie Curran	8/28/2019	855,687	—	6.95	8/27/2029	—		—
	1/19/2022	150,388	55,862	15.21	1/18/2032	13,750		111,650
	1/19/2023	77,864	84,636	8.35	1/18/2033	65,000		527,800
	7/14/2023	—	—	—	—	133,334	(4)	1,082,672
	1/18/2024	—	475,000	7.60	1/17/2034	—		—
Azmi Nabulsi, M.D., M.P.H.	1/19/2022	71,093	26,407	15.21	1/18/2032	6,500		52,780
	1/19/2023	35,937	39,063	8.35	1/18/2033	30,000		243,600
	7/14/2023	—	—	—	—	73,334	(4)	595,472
	1/18/2024	—	130,000	7.60	1/17/2034	—		—
	5/31/2024	—	—	—	—	5,000	(2)	40,600
Molly Henderson	4/5/2022	66,666	33,334	15.08	4/4/2032	6,667		54,136
	1/19/2023	26,354	28,646	8.35	1/18/2033	22,000		178,640
	7/14/2023	—	—	—	—	16,667		135,336
	1/18/2024	—	120,000	7.60	1/17/2034	—		—
	5/31/2024	—	—	—	—	5,000	(2)	40,600

(1)
The stock options vest over a period of four years from the date of grant, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter, subject to the executive's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options will be subject to accelerated vesting pursuant to the employment letters with our named executive officers and the equity plans pursuant to which such stock options were granted, as described elsewhere in this “Executive Compensation and Other Information” section.
(2)
Represents RSUs that vest in three equal installments on each of the first three anniversaries of the grant date (or for the RSUs granted on May 31, 2024, on the first three anniversaries of December 18, 2023), subject to executive’s continued employment or service on the applicable vesting date. Each RSU represents a contingent right to receive one share of our common stock upon vesting of the underlying RSU. The RSUs will be subject to accelerated vesting pursuant to the employment letters with our named executive officers and the equity plans pursuant to which such RSUs were granted, as described elsewhere in this “Executive Compensation and Other Information” section.
(3)
The market value was computed using $8.12 per share, which is the closing price per share of our common stock on December 31, 2024.
(4)
Represents RSUs granted upon completion of our one-time option exchange on July 14, 2023 (the “Option Exchange”). Pursuant to the Option Exchange, eligible employees (including our named executive officers) were able to exchange outstanding stock options for a lesser amount of new RSUs. Employees who elected to participate in the Option Exchange received one RSU for every two shares of our common stock underlying the eligible options surrendered on a grant-by-grant basis. The Option Exchange expired on July 14, 2023, and all surrendered options were cancelled effective as of the completion date of the Option Exchange, and in exchange for those options, we issued new RSUs under the 2019 Plan. All of the existing stock options that were surrendered had exercise prices significantly above the recent trading prices of our common stock. The new RSUs vest in three equal installments on each of the first three anniversaries of July 14, 2023, subject to the holder’s continuous service through the applicable vesting date.

Pay Versus Performance

The following table sets forth information concerning the compensation of our NEOs, including Ms. Curran, our principal executive officer, or PEO, during 2024, and our Non-PEO NEOs consisted of Azmi Nabulsi, M.D. and Molly Henderson for each of the fiscal years ended December 31, 2024 and 2023, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Stockholder Return ($)	Net Income (Loss) (in thousands) ($)
2024	3,564,883	3,759,207	1,495,377	1,541,071	72.37	(334.33)
2023	3,411,022	2,460,949	1,954,853	1,528,386	81.37	(201.59)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below). Ms. Curran was our PEO in both 2023 and 2024. Dr. Nabulsi and Ms. Henderson were our only other NEOs in both 2023 and 2024.
(2)
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEO or our non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEO and our non-PEO NEOs for each applicable fiscal year.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2024		2023
Adjustments	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation for Covered Fiscal Year from Summary Compensation Table	3,564,883	1,495,377	3,411,022	1,954,853
Deduct Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,471,283)	(720,988)	(2,188,495)	(1,121,523)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards in Fiscal Year	2,753,640	765,242	1,881,766	866,831
Add Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards in Prior Fiscal Years	(289,758)	(112,153)	(600,962)	(193,847)
Add Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	19,975	216,225	216,225
Add Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	201,725	93,618	(258,607)	(194,153)
Total Compensation Actually Paid	3,759,207	1,541,071	2,460,949	1,528,386

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for PSU awards the closing price per share on the applicable vesting date; and (iii) for stock options, the Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our 2024 Form 10-K for the fiscal year ended December 31, 2024 and prior fiscal years.

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR and (ii) our Net Income (Loss), in each case, for the fiscal years ended December 31, 2024 and 2023. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Phathom Pharmaceuticals, Inc. CAP vs TSR
Compensation Actually Paid ($M)
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Value of $100 Investment from 12/31/2022
$105
$100
$95
$90
$85
$80
$75
$70
FY 2023
FY 2024
PEO CAP ($M) - Curran, Terrie
Avg NEO CAP ($M)
PHAT TSR

Phathom Pharmaceuticals, Inc. CAP vs Net Income
Compensation Actually Paid ($M)
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$10
-$40
-$90
-$140
-$190
-$240
-$290
-$340
Net Loss
FY 2023
FY 2024
PEO CAP ($M) - Curran, Terrie
Avg NEO CAP ($M)
Net Loss

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2024.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders:
2019 Equity Incentive Plan	1,073,120	$7.96	—
2019 Incentive Award Plan	5,084,412	$10.78	1,578,888
2019 Employee Stock Purchase Plan	—	—	1,177,618	(1)
Total equity compensation plans approved by stockholders	6,157,532	$10.29	2,756,506
Equity compensation plans not approved by stockholders	—	—	—

(1)
With respect to the 2019 Employee Stock Purchase Plan, includes 1,177,618 shares available for issuance under such plan as of December 31, 2024 (of which all 1,177,618 shares were eligible for issuance pursuant to the offering period in effect on such date).

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2024, were timely filed, except the Form 4 filed on March 21, 2025 for Asit Parikh was not filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2024 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

PCI Pharma Services

Frazier is a principal stockholder in PCI Pharma Services, or PCI. In the third quarter of 2019, the Company engaged PCI for clinical manufacturing services. As of December 31, 2024 and December 31, 2023, the Company had $0.3 million and $1.2 million, respectively, in outstanding accounts payable and accrued expenses related to these manufacturing services. For the years ended December 31, 2024 and 2023, the Company incurred $0.8 million and $0.6 million, respectively, of expenses related to services performed by PCI.

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts, incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2026, including nominations of any person for election to our board of directors, must be received by us no later than December 23, 2025, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2025 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2025 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2026 annual meeting of stockholders, such a proposal must be received by us no earlier than February 3, 2026, and no later than March 5, 2026. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2026 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2026, which is 60 days prior to the one-year anniversary of the date of the 2025 annual meeting. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting of stockholders.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our 2024 Form 10-K for the year ended December 31, 2024, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932, Attention: Corporate Secretary. To ensure timely delivery, please make any requests for documents by May 20, 2025. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.phathompharma.com in the “Investors & Media” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932 Attention: Corporate Secretary or by calling (877) 742-8466. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Phathom Pharmaceuticals, Inc. at the address above or by calling (877) 742-8466. To ensure timely delivery, please make any requests for documents by May 20, 2025.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ Steven Basta
Steven Basta
President, Chief Executive Officer and Director

Florham Park, New Jersey

April 23, 2025

SCAN TO VIEW MATERIALS & VOTE PHATHOM PHARMACEUTICALS, INC. 100 CAMPUS DRIVE, SUITE 102 FLORHAM PARK, NJ 07932 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PHAT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE PHATHOM PHARMACEUTICALS, INC.100 CAMPUS DRIVE, SUITE 102 FLORHAM PARK, NJ 07932 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PHAT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.V67637-P29094 PHATHOM PHARMACEUTICALS, INC.The Board of Directors recommends you vote FOR each of the following director nominees:1.To elect two class III directors to hold office until the 2028 Annual Meeting of Stockholders. Nominees: For Withhold 1a.Heidi Kunz !! 1b. James Topper, M.D., Ph.D.!! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending !!! December 31, 2025. 3.To approve the compensation of the named executive officers on a non-binding advisory basis ("say-on-pay"). !!! The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 4. To approve a proposal for the frequency of future non-binding advisory votes on the compensation of the named executive officers !!!! ("say-on-frequency"). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.PHATHOM PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 3, 2025 11:30 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Stevn Basta and Molly Henderson, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PHATHOM PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM EDT on June 3, 2025, via live webcast by visiting www.virtualshareholdermeeting.com/PHAT2025 and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side